AIHC and subsidiaries                                     EXHIBIT 12


        Computation of Ratio of Earnings to Fixed Charges and Preferred Stock Dividend Requirements
            For the three months ended March 31, 1994

                   (in millions, except ratio)


                                                              1994
                                                              ----
Earnings:
   Income before taxes on income and equity income          $101.9
   Fixed charges                                               8.2
   Proportionate share of income of 50%-owned persons         (5.2)
   Amortization of capitalized interest                        2.0
                                                             -----

      Total earnings                                        $106.9
                                                            ------

Fixed Charges:
   Interest expense:
      Consolidated                                          $  4.8
      Proportionate share of 50%-owned persons                 1.6
                                                             -----
                                                               6.4
                                                             -----

   Amount representative of the interest factor in rents:
      Consolidated                                             1.8
      Proportionate share of 50%-owned persons                   -
                                                             -----
                                                               1.8
                                                             -----

   Fixed charges added to earnings                             8.2
                                                             -----


   Preferred stock dividend requirements                       4.4
                                                             -----

      Total fixed charges                                    $12.6
                                                             -----

Ratio                                                         8.48
                                                             -----
